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                                                                   EXHIBIT 10.30
                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT



        THIS THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Third Amendment") is made and entered into as of August 15, 1997, by and between Group 1 Software, Inc., a Delaware corporation ("Company") and Robert S. Bowen, a Maryland resident ("Employee").

        WHEREAS, Company and Employee entered into that certain Amended Restated Employment Agreement dated as of January 28, 1992, as amended (collectively the "Agreement"), regarding various terms and conditions of employment of Employee with respect to Company; and

        WHEREAS, Company and Employee wish to amend the Agreement, but only with respect to the terms set out herein; and

        WHEREAS, Company and Employee are mutually desirous that such satisfactory employment relationship should continue under the terms and conditions of the Agreement, as amended.

        NOW THEREFORE, in consideration of mutual promises contained herein, and other good and valuable consideration (including the issuance to Employee of an option to purchase 15,000 shares of COMNET common stock), the receipt and sufficiency of which are hereby acknowledged, Company and Employee intending to be legally bound hereby agree to amend the Agreement as follows:

        1. Section 4 of the Agreement is hereby modified to include the following new Subsection (f):

           f. Notwithstanding the provisions set out in Section 4(a), above, Bowen shall be entitled to a base salary of one-half (1/2) of the base salary determined pursuant to Sections 4(a) and (b), above. This reduced salary level shall remain in effect from the effective date of this Third Amendment until such time as Bowen has determined in his sole discretion that the financial performance of the Company has materially improved and Bowen has so notified the Compensation Committee of the Board of Directors of the Company.

        2. Group 1 and Bowen hereby affirm that the Agreement, as amended hereby, remains in full force and effect, and is not further modified hereby.



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        IN WITNESS WHEREOF, the parties have executed and delivered this Third
Amendment as of the date written above.

                                            Group 1 Software, Inc.



                                            By:  /s/ MARK FUNSTON
                                               --------------------------

                                            Its: CHIEF FINANCIAL OFFICER
                                                -------------------------


                                             /s/ ROBERT S. BOWEN
                                            -----------------------------
                                            Robert S. Bowen, Individually